UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
December 30, 2005
Date of Report (date of earliest event reported)
DOVER SADDLERY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51624	04-3438294

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
P.O. Box 1100
525 Great Road
Littleton, MA 01460

(Address of principal executive offices)
(978) 952-8062

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 30, 2005, the Compensation Committee of the Board of Directors of Dover Saddlery, Inc. (the “Company”) approved accelerating the vesting of approximately 183,658 stock options outstanding under the Company’s stock plans. The options have a range of exercise prices of $1.56 to $10.00 and a weighted average exercise price of $8.55. The acceleration affects prior grants to (i) the Company’s officers of approximately 64,718 options having a weighted average exercise price of $8.63, (ii) the Company’s non-employee directors of approximately 14,000 options having a weighted average exercise price of $10.00 and (iii) the Company’s employees of approximately 104,939 options having a weighted average exercise price of $8.30. The closing price of the Company’s common stock on December 29, 2005, the last trading day before approval of acceleration, was $9.19. The purpose of the accelerated vesting is to enable the Company to avoid recognizing future compensation expense associated with these options upon adoption of FASB Statement No. 123R, “Share-Based Payment.” The aggregate pre-tax expense that, absent the vesting acceleration, would have been reflected in the Company’s consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $360,000.
     The full text of the press release issued in connection with the acceleration of the foregoing unvested stock options is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
                    (d) Exhibits.
                    The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release issued on January 6, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOVER SADDLERY, INC.
Date: January 6, 2006	By:	/s/ Michael W. Bruns
		Name:	Michael W. Bruns
		Title:	Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED JANUARY 6, 2006

Exhibit	Description
99.1	Press Release issued on January 6, 2006